Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This FIFTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “Fifth Amendment”) is dated as of the 6th day of July, 2015 (the “Fifth Amendment Date”) by and between Brighthaven Ventures, L.L.C., a North Carolina limited liability company having its registered office at 3200 East Hwy. 54, Suite 100, Research Triangle Park, NC 27709 (“BHV”) and Islet Sciences, Inc., a Nevada corporation having its principal place of business at 6601 Six Forks Rd., Suite 140, Raleigh, NC 27615 (“ISLT”).  All capitalized terms used in this Fifth Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

WITNESSETH THAT:

WHEREAS, BHV and ISLT entered into the Exclusive License Agreement dated March 3, 2015, as amended on May 29, 2015, June 14, 2015, June 22, 2015 and June 29, 2015 (the “Agreement”); and

WHEREAS, in accordance with Article 29 of the Agreement, BHV and ISLT wish to amend the Agreement as set forth in this Fifth Amendment;

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the Parties hereto agree as follows:

1. The fourth sentence of Article 33 of the Agreement (in which the Financing Period is defined) is hereby deleted and replaced with the following:

The “Financing Period” shall constitute that period of time beginning on the Execution Date and ending on July 13, 2015.

2. This Fifth Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Agreement.  Except as amended by this Fifth Amendment, the Agreement shall remain in full force and effect, subject to and in accordance with Article 33 of the Agreement.  For clarity, the Effectiveness Condition shall not be deemed to have been met, and the Effective Date shall not be deemed to have occurred, by virtue of this Fifth Amendment.  The Effective Date shall only occur, if at all, upon the satisfaction of the Effectiveness Condition prior to the end of the Financing Period (as such definition is amended by this Fifth Amendment) in accordance with Article 33 of the Agreement.

3. The Fifth Amendment is effective as of the Fifth Amendment Date.  This Fifth Amendment may be executed by the Parties in one or more identical counterparts, all of which together will constitute this Fifth Amendment.  If this Fifth Amendment is executed in counterparts, no signatory hereto will be bound until both Parties have duly executed a counterpart of this Fifth Amendment.

[signature page to follow]

[Signature Page to Fifth Amendment to Exclusive License Agreement]

IN WITNESS WHEREOF, the Parties by their respective authorized representatives, have executed this Fifth Amendment to the Agreement.

Brighthaven Ventures, L.L.C.

By: /s/ Bentley Cheatham
Bentley Cheatham, Ph.D.
Title:  Chief Executive Officer

Islet Sciences, Inc.

By: /s/ Steven R. Delmar
Steven R. Delmar
Title:  Chief Financial Officer